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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 2000, except with respect to the matters discussed in Note 12, as to which the date is March 1, 2000, included in the Company's Form 10-K (Registration Statement File No. 000-24509) for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement on Form S-8.

                               ARTHUR ANDERSEN LLP

Dallas, Texas
September 28, 2000